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                                                                Exhibit 23.5


                        [LETTERHEAD FOR PRICEWATERHOUSECOOPERS]


                           CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-69740) of Citizens Communications Company of our report dated February 15, 2001 relating to the combined financial statements of the Frontier Incumbent Local Exchange Carrier Businesses, which appears in the Current Report on Form 8-K of Citizens Communications Company dated May 7, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
December 12, 2001